                                                                  Exhibit 12.1

                      SERVICE CORPORATION INTERNATIONAL
                      RATIO OF EARNINGS TO FIXED CHARGES
                      (Thousands, except ratio amounts)



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
                                                                                   NINE MONTHS ENDED SEPTEMBER 30,
                                                                                        1994            1993
- ------------------------------------------------------------------------------------------------------------------
Pretax income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $    161,970          125,888

Undistributed income of less than 50% owned equity investees  . . . . . . .                (458)            (300)
Minority interest in income of majority owned subsidiaries
    with fixed charges  . . . . . . . . . . . . . . . . . . . . . . . . . .               1,620            1,330
Add fixed charges as adjusted (from below)  . . . . . . . . . . . . . . . .              69,597           57,862
                                                                                   ------------     ------------
                                                                                   $    232,729     $    184,780
                                                                                   ------------     ------------

Fixed charges:
    Interest expense:
         Corporate  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $     53,464     $     44,185
         Financial services . . . . . . . . . . . . . . . . . . . . . . . .               7,197            5,714
         Capitalized  . . . . . . . . . . . . . . . . . . . . . . . . . . .                 587              223
    Amortization of debt costs  . . . . . . . . . . . . . . . . . . . . . .                 205              217
    1/3 of rental expense   . . . . . . . . . . . . . . . . . . . . . . . .               8,731            7,746
                                                                                   ------------     ------------
    Fixed charges   . . . . . . . . . . . . . . . . . . . . . . . . . . . .              70,184           58,085
    Less:   Capitalized interest  . . . . . . . . . . . . . . . . . . . . .                (587)            (223)
                                                                                   ------------     ------------

Fixed charges as adjusted . . . . . . . . . . . . . . . . . . . . . . . . .        $     69,597     $     57,862
                                                                                   ============     ============

Ratio (earnings divided by fixed charges) . . . . . . . . . . . . . . . . .                3.32             3.18
                                                                                   ============     ============
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